Exhibit 10.3

LOCK-UP AGREEMENT

July 30, 2007

Ascend Acquisition Corp.

435 Devon Park Drive, Bldg. 400

Wayne, PA 19087

Re: Securities To Be Issued in Transaction with ePak Resources (S) Pte Ltd

Ladies and Gentlemen:

An Agreement and Plan of Reorganization (the “Agreement”), dated July 30, 2007, has been executed by and among Ascend Acquisition Corp. (“Ascend”), Ascend Company Limited, a Bermuda limited company and wholly owned subsidiary of Ascend via its nominee (“Amalgamation Sub”), ePak Holdings Limited, a limited liability company incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China (“EHL”), and ePak Resources (S) Pte Ltd, a Singapore limited company and wholly owned subsidiary of EHL (“ePak”). Any terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Under the terms of the Agreement, at closing of the transactions contemplated by the Agreement, (1) Ascend and Amalgamation Sub will be amalgamated under Bermuda law, the separate existence of each shall cease and a continuing entity (“Continuing Corporation”) shall succeed to all of their rights and obligations and (2) Continuing Corporation will acquire all of the outstanding capital shares of ePak in exchange for the issuance of ordinary shares of Continuing Corporation in the Share Transfer (as defined in the Agreement). In order induce Ascend to enter into the Agreement and consummate the Share Transfer and to induce Continuing Corporation to issue the ordinary shares in the Share Transfer, the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any ordinary shares of Continuing Corporation (“Continuing Corporation Shares”) issued to the undersigned in connection with the Share Transfer, including shares constituting Transaction Consideration or underlying Assumed Options (the “Restricted Securities”), or

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise,

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Agreement) and ending on the six month anniversary of the Closing Date. It is understood that the Continuing Corporation Shares owned by the undersigned and held in escrow pursuant to that certain Escrow Agreement (as defined in the Agreement) shall be considered part of the “Restricted Securities” and shall, for purposes of calculating the number of Restricted Securities the undersigned is entitled to Transfer hereunder, be entirely included in that portion of the Restricted Securities that remain subject to the restrictions of this Agreement.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, to the undersigned’s “family members” (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members;” provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities except in accordance with this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement (if such transferee has not previously executed a Lock-Up Agreement in form and substance identical to this one), and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities except in accordance with this Lock-Up Agreement.

During the Restricted Period, any of the Restricted Securities subject to this Lock-Up Agreement may be released in whole or part from the terms hereof only upon the unanimous approval of the Committee referred to in Section 1.17(a) of the Agreement.

The undersigned hereby authorizes Continuing Corporation’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s heirs, successors, executors, administrators, conservators and permitted assigns and governed by the laws of Texas and any disputes hereunder shall be submitted to arbitration in the same manner as prescribed by Section 10.12 of the Agreement.

Very truly yours,

[Name]

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